Exhibit 4.3
Annex B
Form of Right Certificate

Certificate No. R-___	___Rights
NOT EXERCISABLE AFTER DECEMBER 21, 2015 OR EARLIER
IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE
SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE
ON THE TERMS SET FORTH IN THE AGREEMENT.
Right Certificate
CCE SPINCO, INC.
     This certifies that                                                             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of December 21, 2005 (the “Agreement”), between CCE Spinco, Inc., a Delaware corporation (the “Company”), and The Bank of New York (the “Rights Agent”), to purchase from the Company at any time after the Distribution Time (as such term is defined in the Agreement) and prior to 5:00 P.M., local time in New York, New York, on December 21, 2015 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the “Preferred Shares”), at a purchase price of $___per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase, properly completed and duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are such number and Purchase Price as of ___, 20___, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number and type of securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.
     This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered entitle such holder to purchase. If this Right

Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $.01 per share.
     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.
     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Agreement.
     This Right Certificate shall not be valid or obligatory for any purpose until countersigned by the Rights Agent.
     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___, 20_.

ATTEST:	CCE SPINCO, INC.

By:	By:

Name:		Name
Title:		Title
Countersigned:

THE BANK OF NEW YORK

By:

Name:
Title

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                              Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:

Signature
     Signature Guaranteed:
     All Guarantees must be made by a financial institution (such as a bank or broker) that is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated. Guarantees by a notary public are not acceptable.
     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person (as such terms are defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate — continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)
     To: CCE SPINCO, INC.
     The undersigned hereby irrevocably elects to exercise                                                              Rights represented by this Right Certificate to purchase the Preferred Shares or other securities then issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares or such other securities be issued in the name of:
Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights are not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature

Signature Guaranteed:
     All Guarantees must be made by a financial institution (such as a bank or broker) that is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) and must not be dated. Guarantees by a notary public are not acceptable.
     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person (as defined in the Agreement).

Signature
NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.